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                                                                     Exhibit 5.1


August 28, 2000


AsiaInfo Holdings, Inc.
c/o AsiaInfo Technologies(China), Inc.
4th Floor, Zhongdian Information Tower
No. 18 Baishiqiao Road
Haidian District
Beijing 100086, China

Re:  Registration Statement on Form S-8

Ladies and Gentlemen

     We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about August 28, 2000 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 3,168,000 shares of your Common Stock (the "Shares") under the 1999 Incentive Stock Option Plan as amended, 424,800 shares of your Common Stock under the 1997 Incentive Stock Option Plan and 2,663,057 restricted shares issued to employees under various employee benefit plans prior to the filing of the Registration Statement on Form S-8 (No. 333-39366) on June 15, 2000 with the Securities and Exchange Commission (together the "Plans"). Certain of the Shares are being offered and sold by the Company pursuant to the Plans and certain of the Shares are being registered for resale by certain Stockholders of the Company and are being offered pursuant to the reoffer prospectus included in the Registration Statement. As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares pursuant to the Plans and reoffer prospectus.

     It is our opinion that, when issued and sold in the manner described in the Plans and the reoffer prospectus and pursuant to the agreements which accompany each grant under the Plans and the reoffer prospectus, the Shares will be legally and validly issued, fully-paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

Very truly yours

/S/ CLIFFORD CHANCE
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CLIFFORD CHANCE